ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of May 11, 2022 (the "Effective Date"), among (i) Pie in the Sky, Inc., a Massachusetts corporation ("PItS"), and Erik T. Gura, the holder of all of the outstanding shares of Pie in the Sky, Inc. ("Mr. Gura" and together with PItS, the "Seller"), each having a mailing address of 10 Middle Street, Woods Hole, MA 02543), and (ii) BTND IN, LLC, an Indiana limited liability company having an address of 405 Main Avenue West, Suite 2D, West Fargo, ND 58078 ("Purchaser"). Seller and Purchaser are sometimes individually referred to as a "Party" and collectively as the "Parties" as the context may dictate, permit or require.

RECITALS

WHEREAS, Seller owns and operates a restaurant under the trade name "Pie in the Sky" (the "Business") in leased premises located at 10 Water Street, Woods Hole, Massachusetts 02543 (the "Premises");

WHEREAS, Seller desires to sell and Purchaser desires to purchase certain of the assets of Seller used in, or related to, the operation of the Business, upon the terms and conditions set forth in this Agreement; and

WHEREAS, upon the closing of the transactions contemplated by this Agreement, Seller intends to continue the Business at the Premises.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF ASSETS

1.01 Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to Purchaser, and Purchaser shall purchase from Seller (such sale and purchase, the "Asset Purchase"), all of Seller's right, title and interest in and to the following assets of Seller used in connection with the Business (collectively, the "Purchased Assets"):

(a) Originals or copies, of all books and records, including books of account, ledgers, and general, financial, and accounting records, machinery and equipment maintenance files, supplier records, customer records, lists and profiles, documents, data, instruments, papers, books, computer files and records, data (including all correspondence with any federal, state, or local government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction (collectively, "Governmental Authority")), and all other records of Seller in any media or format

utilized or generated by Seller in connection with or relating to Seller's operation of the Business which have been requested by the Purchaser (collectively, the "Records");

(b) Inventory associated with Seller's operation of the Business, including but not limited to perishable food items, Business branded merchandise, and such other items owned by Seller and located at the Premises as of the date of inventory count referred to in Section 1.03 which Purchaser, in its sole discretion, elects to purchase (collectively, the "Inventory");

(c) All furniture, fixtures, machinery, equipment, tools, supplies, leasehold improvements, computers (including peripherals), filing cabinets, product displays and other fixed assets and tangible property used in the operation of the Business (including, but not limited to, all as set forth on Schedule 1.01(c)) (the "Tangible Personal Property");

(d) All Intellectual Property (as defined in Section 4.12(c)) of Seller, including:

(i) Seller's right to use the trade name "Pie in the Sky" along with all applicable licenses, trade rights, branding, logos, and the goodwill attendant thereto;

(ii) The telephone number: (508) 540-5475;

(iii) The website https://www.piecoffee.com/;

(iv) All email addresses owned and controlled by Seller associated with the email address ending in, "@piecoffee.com; and

(v) All social media accounts owned and controlled by "Pie in the Sky".

(e) all of Seller's rights under warranties, indemnities, and all similar rights against third parties to the extent related to any Purchased Assets;

(f) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets; and

(g) all goodwill and the going concern value of the Purchased Assets and the Business.

On the Closing Date (as defined in Section 8.01 below), Seller shall deliver the Purchased Assets to Purchaser free and clear of any and all pledges, mortgages, security interests, liens, charges, burdens, obligations, claims or other encumbrances whatsoever (whether absolute, accrued, contingent or otherwise), including, without limitation, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention agreements ("Encumbrance").

1.02 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the following assets shall be excluded from the Purchased Assets (collectively, the "Excluded Assets"):

(a) [intentionally omitted]

(b) All inventory excluded (the, "Exclusions") from the Purchased Assets listed in Section 1.01(b) or Section 1.03, which are listed in Schedule 1.02(b) hereof;

(c) All accounts, notes and other receivables as of the Closing Date;

(d) All prepaid accounts of Seller, including any deposits for services not yet rendered, prepaid rental amounts and security deposits, all of which will be adjusted between the Parties on the Closing Date;

(e) All bank accounts of Seller and Seller's cash on hand as of the Closing Date;

(f) Seller's laptop computer (with copies of all Business-related files available for electronic duplication by Purchaser prior to Closing), desk, table, and lamp as designated by Mr. Gura, as well as Mr. Gura's personal computer and Mr. Gura's vehicle.

1.03 Inventory. Buyer and Seller estimate the cost value of the Inventory to be $23,500.00 as of May 11, 2022.

The parties agree to review the Inventory on or about May 12, 2022, and will make any reasonable adjustment to this amount as they may agree, outside closing, should the fair actual value of the Inventory, at a cost basis be greater or less than $23,500. The Inventory shall not include damaged, obsolete or outdated inventory, or inventory that has not been purchased in the ordinary course of operating the Business.

1.04 Risk of Loss. Risk of loss or damage to the Purchased Assets up to the Closing shall be borne by Seller; from and after such time such risk of loss or damage shall be borne by Purchaser.

ARTICLE II
PURCHASE PRICE

2.01 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be (i) ONE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($1,150,000.00), plus (ii) the value of the Inventory as determined in accordance with Section 1.03. The Purchase Price shall be paid in accordance with Section 2.02 and allocated as set forth in Section 2.03.

2.02 Payment of Purchase Price. The Purchase Price shall be paid as follows:

(a) At the time of the execution of the Non Binding Letter of Intent between the Parties dated February 1, 2022, the Purchaser deposited with Summit Capital Investment Group, LLC d/b/a The Business Exchange (the "Escrow Agent") a good faith deposit of $25,000. At the time of the execution hereof, the Purchaser has deposited with the Escrow Agent an

additional deposit of $25,000. Collectively, the deposits paid by the Purchaser to the Escrow Agent as of the date hereof are referred to herein as the "Deposits".

(b) At the Closing, the Escrow Agent shall release the Deposits to the Seller and the Purchaser shall pay Seller ONE MILLION ONE HUNDRED THOUSAND DOLLARS $1,100,000 in immediately available funds (the "Outstanding Purchase Price"), for a total Purchase Price of $1,150,000.

(c) Purchaser shall also, on the Closing Date, pay Seller (i) the value of the Inventory determined in accordance with Section 1.03 (the "Inventory Price") and (ii) the cash value of prepaid accounts of Seller, including any deposits for services not yet rendered, prepaid rental amounts and security deposits described in Section 1.02(d) above, as adjusted between the Parties, in immediately available funds.

2.03 Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with Schedule 2.03. With respect to the Purchased Assets, Seller and Purchaser shall make consistent use of the allocations specified in Schedule 2.03 for all tax purposes and in any and all filings, declarations and reports with the Internal Revenue Service in respect thereof, including the reports required to be filed under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, it being understood that Seller and Purchaser agree to coordinate the preparation and filing of their respective asset acquisition statements on Form 8594, Asset Acquisition Statement under Section 1060 ("Form 8594"), and, if required by Section 1060 of the Code or the Treasury Regulations promulgated thereunder, their respective supplemental asset acquisition statements on Form 8594, so that the information reflected on such forms shall be consistent. In any proceeding relating to the determination of any tax, neither Purchaser nor Seller shall contend or represent that such allocation is not a correct allocation.

2.04 Withholding Tax. Purchaser shall be entitled to deduct and withhold from the Purchase Price all taxes that Purchaser may be required to deduct and withhold under any provision of any federal, state or local statute, law, ordinance, regulation, rule, code, order, common law of any Governmental Authority relating to taxes. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE III
ASSUMPTION OF OBLIGATIONS, AGREEMENTS AND LIABILITIES

3.01 Assumption of Obligations. Purchaser shall not assume and shall not be responsible to pay, perform, or discharge any obligation, commitment, agreement or liability of Seller whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise ("Excluded Liabilities"). Without limiting the foregoing, Purchaser shall not assume: (i) any Excluded Liabilities of Seller arising prior to the Closing Date as a result of any express or implied warranty relating to products or services; (ii) any accounts payable or trade payables, salaries, bonuses, accrued vacation, accrued sick pay, other accrued expenses or employee benefits of Seller, or any expenses relating to assets that are not part of the Purchased Assets transferred hereunder; (iii) any Liabilities arising out of currently pending, threatened or future litigation against Seller based upon any conduct which occurred before the

Closing; or (iv) any Liabilities of Seller arising under, accruing, attributable to or relating to periods, events or circumstances before the Closing or which would have arisen prior to the Closing Date with the giving of notice or passage of time.

3.02 Licenses and Permits. Purchaser's obligations hereunder are expressly contingent upon the approval of Purchaser's application for a common victualler's license by the Town of Falmouth prior to the Closing Date as evidenced by issuance of a common victualler's license to Purchaser (the "Approval"). Purchaser shall submit a full and complete common victualler's license application (the "Application") to the local licensing authority within ten (10) calendar days of the full execution hereof. Seller shall participate in the application process and shall support the applications by a letter in support of the Application to the local licensing authority if so requested by the Purchaser. In the event that the Application is not approved as evidenced by issuance of the Approval by the Closing Date, Purchaser may, by written notice to Seller terminate this Agreement, whereupon all deposits paid shall be forthwith refunded and this Agreement shall thereafter be null and void and without further recourse to either party.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as of the Effective Date and as of the Closing Date as follows:

4.01 Organization, Standing and Power. Seller is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with all requisite power and authority to own its properties and to conduct its business as currently conducted.

4.02 Authority; Execution and Delivery; Enforceability. Seller has the requisite power and authority to enter and execute this Agreement and all other documents and instruments the execution of which by it is contemplated herein (collectively, the "Collateral Documents"), and to consummate the Asset Purchase and the other transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Collateral Documents and the consummation by Seller of the Asset Purchase and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Seller has duly executed and delivered this Agreement and the Collateral Documents and this Agreement and the Collateral Documents constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

4.03 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the Collateral Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller; (b) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity ("Person") or require any permit, license, or

Governmental Order; (c) violate or conflict with, result in the acceleration of, or create in any Person the right to accelerate, terminate, modify, or cancel any contract to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject; (d) result in the creation or imposition of any Encumbrance on the Purchased Assets or (e) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, common law, other requirement, or rule of law of any Governmental Authority ("Laws") or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority ("Governmental Order") applicable to Seller, the Business, or the Purchased Assets except where such failure to comply could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement and the Collateral Documents"), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company; or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Collateral Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

4.04 Title to Purchased Assets; Absence of Liens and Encumbrances, Etc.: On the Closing Date, Seller will have and will convey and transfer to Purchaser good, valid, clear and marketable title in the Purchased Assets free and clear of any Encumbrances.

4.05 Financial Statements.

(a) Seller has provided Purchaser with true, complete and correct copies of the following financial statements and tax documents of PItS for the years ended December 31, 2018, 2019, 2020 and 2021 (the "Financial Statements"). The balance sheet of the Business as of December 31, 2021 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date".

(b) The Financial Statements have been prepared in accordance with the income tax basis of accounting applied on a consistent basis, and present fairly, in all material respects, the financial position and results of operations of PItS as of the dates and for the periods covered thereby.

4.06 Undisclosed Liabilities. There are no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (collectively, "Liabilities") with respect to PItS, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, which will be satisfied by Seller upon the Closing, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

4.07 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of PItS; or (b) the value of the Purchased Assets.

4.08 Contracts; Leases: Schedule 4.08 sets forth an accurate and complete list of all contracts, agreements and other instruments, written or oral, to which Seller is a party or by which Seller is bound and which relate to the Purchased Assets or the Business which will survive the Closing ("Contracts"), which list describes any known breaches thereof. Seller has delivered to Purchaser a true, complete and correct copy of each such Contract which is in writing, as amended to date.

4.09 Litigation. As of the Effective Date, there are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, "Actions") pending or, to Seller's knowledge, threatened against or by Seller: (i) relating to or affecting the Business or the Purchased Assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or the Collateral Documents. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

4.10 Brokers. No agent, broker, investment banker or other firm or person is or will be entitled to receive from Purchaser any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by Seller. Seller shall be solely responsible to pay Summit Capital Investment Group, LLC d/b/a The Business Exchange fee, which is eight percent of the Purchase Price ($92,000) in connection with the Asset Purchase. The Parties warrant to each other that each has dealt with no agent, broker, investment banker or other firm or person entitled to a commission or fee in connection with this transaction, other than Summit Capital Investment Group, LLC d/b/a The Business Exchange, and each agrees to hold the other harmless from and indemnify the other against all damages, claims, losses and liabilities, including legal fees, incurred by the other as a result of the failure of this warranty. This paragraph shall survive the Closing.

4.11 Tax Matters.

(a) Seller has filed all income tax returns that it was required to file and has paid all income taxes shown thereon as owing, except where the failure to file income tax returns or to pay income taxes would not have a material adverse effect on the financial condition of Seller taken as a whole. Seller has delivered to Purchaser correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller requested by Purchaser.

(b) Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency and is not a party to any income tax allocation or sharing agreement.

(c) Seller has timely and properly withheld and paid all (i) taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and (ii) all sales, use, ad valorem, and value added taxes.

(d) There are no in progress, pending or threatened audits, investigations, claims, proposals or assessments for or relating to any taxes and/or tax returns of Seller relating to the Purchased Assets or the employees of Seller. There are no unpaid or proposed assessments for taxes with respect to the Purchased Assets or the employees of Seller.

4.12 Intellectual Property.

(a) Section 4.12(a) of the Disclosure Schedules lists all Intellectual Property (as such term is defined in Section 4.12(c) below) of the Seller (the "Purchased IP"). Seller owns or has adequate, valid and enforceable rights to use and transfer to Purchaser all the Purchased IP, free and clear of all Encumbrances but subject to any licensing limitations incumbent upon non-proprietary software. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 4.12(a) of the Disclosure Schedules, (i) all such Intellectual Property is valid, subsisting and in full force and effect; and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller's ownership thereof.

(b) Seller's prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. No Person is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

(c) "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domains, and the underlying functionality and related registrations thereto; (vi) software programming and website design which is non-proprietary and used only pursuant to a valid license; (vii) login credentials, passwords and access codes to websites, internet domains, software programs and other electronic platforms or sites; and (viii) other intellectual property and related proprietary rights, interests and protections of Seller (including all rights to sue and recover and retain damages, costs and attorneys' fees for past, present and future infringement and any other rights relating to any of the foregoing).

4.13 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller.

4.14 Condition and Sufficiency of Assets. Each item of Tangible Personal Property is structurally sound, is in good operating condition and repair, and is adequate for the uses to which it is being put, and no item of Tangible Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The

Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business. With respect to the Premises Seller has not been advised in writing of any information which would indicate that: (i) there is/are defects in the state of title to the Premises that inhibit or may inhibit the current use, future use, or development of the Building; (b) the Business conducted at the Premises is not in compliance with and does not conflict with any reciprocal easement, covenant, restriction, association requirements, or other agreement of record affecting the Premises; (c) the structural portions of the Premises are not in good condition, working order, and are in compliance with the all applicable Laws, including, but not limited to, the Americans with Disabilities Act; and (d) the Premises is not properly zoned for the Business.

4.15 Inventory. All Inventory, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice.

4.16 Completeness of Information Furnished. All material information, agreements, documents and instruments, financial or otherwise, relating to the Business or the Purchased Assets, have or will have been made available to Purchaser, its representatives or agents on or prior to the execution hereof and such disclosures are accurate and complete, and there will be no change therein prior to the Closing, other than in the ordinary course of business or as required or contemplated by this Agreement or as otherwise would not have a Material Adverse Effect on the Business. There has been no misstatement of any material fact or omission to state a material fact concerning the Business, the Purchased Assets, and neither the information and documents which have or will have been furnished by Seller or by Seller's representatives or agents in connection with the transactions contemplated hereby, nor any certificate or other document delivered by or on behalf of Seller in connection with the transactions contemplated hereby, is materially false or misleading or contains any misstatement of a material fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

4.17 Shareholdings. Mr. Gura is the sole holder of all outstanding securities of PItS. PItS will not issue, sell, assign or grant to any Person the right or option to acquire any securities in PItS prior to Closing. Mr. Gura will not sell, assign, gift, Encumber, grant an option on or otherwise transfer any securities that he owns in PItS prior to Closing. Mr. Gura's shareholding in PItS is free and clear of any and all Encumbrances whatsoever.

4.18 Employees; Benefit Plans. PItS is not a party to any employment, consulting or other similar agreements with any employee of PItS or any third parties. Section 4.19 of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of Seller as of the date hereof and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof if any. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent

contractors or consultants of PItS for services performed on or prior to the date hereof have been paid in full consistent with customary payroll practices of PItS, and there are no outstanding agreements, understandings or commitments of Seller with respect to any compensation, commissions, bonuses or fees. Seller does not offer or maintain any employee benefit plans other than employee health insurance.

4.19 Compliance with Laws. Seller is and for the two most recent years has been in compliance with all Laws applicable to the conduct of the Business as currently conducted and the ownership and use of the Purchased Assets, including, without limitation, all Laws relating to: (i) public health and safety, worker health and safety, and (ii) the preparation, storage, packaging, labeling, advertising and marketing of food products, including, without limitation, the Federal Food, Drug, and Cosmetic Act and all rules and regulations adopted thereunder except where the failure to be in compliance with such Laws would not have a Material Adverse Effect on the Business.

4.20 Environmental Matters. The Business has been conducted in compliance with all Environmental Laws (as hereinafter defined), except for any such instance of non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business. The Seller is in compliance with all permits, licenses, approvals and authorizations of any Governmental Authority (collectively, "Permits") required under applicable Environmental Laws, except where the absence of, or the failure to be in compliance with, any such Permit would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business. There are no written claims, notices of violation or any other actions, investigations or proceedings pending or threatened against the Seller alleging violations of or liability under any Environmental Law. There has been no release of Hazardous Materials at, on, under or from the property currently or formerly owned, leased or operated by the Seller, and no property currently or formerly owned, leased, or operated by the Seller, has been contaminated by the Seller or to the knowledge of the Seller by any third-party, with any Hazardous Materials and no third-party site has been contaminated by the Seller. The Seller is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any indemnity or other agreement with any other Person relating to liability under any Environmental Law. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 1201 et seq., the Clean Water Act, 33 U.S.C. § 1321 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., and any other Laws dealing with the protection of human health, natural resources or the environment. "Hazardous Materials" means any substance, material or waste that is listed, classified or regulated by a Governmental Authority as a "toxic substance", "hazardous substance", "solid waste" or "hazardous material" or words of similar meaning or effect or otherwise regulated for potentially harmful effects to human health or the environment by any Governmental Authority, including petroleum and petroleum products.

4.21 Suppliers. Schedule 4.21 sets forth with respect to the Business the top ten (10) suppliers of goods or services to the Business for the most recent twelve (12) months ended December 31, 2021, such suppliers' contact information and the nature of the items purchased from such supplier during such period.

4.22 Full Disclosure. Seller has not made any representation or warranty in this Agreement or any Disclosure Schedules to this Agreement or any certificate or other document furnished to Buyer pursuant to this Agreement and the Collateral Documents which contains any untrue statement of a material fact, or which omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as of the Effective Date and as of the Closing Date as follows:

5.01 Organization, Standing and Power. As of the Closing Date, the entity being formed by the Purchaser for the sole purpose of the acquisition and management of the Purchased Assets (the "Purchaser Entity") will be duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it is organized, with all requisite power and authority to own its properties and to conduct its business as currently conducted.

5.02 Authority; Execution and Delivery; Enforceability. Purchaser has the requisite power and authority to execute this Agreement and the Purchaser Entity will have the requisite power and authority to consummate the Asset Purchase and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the consummation by the Purchaser Entity of the Asset Purchase and the other transactions contemplated hereby will have been duly authorized by all necessary corporate resolutions as of the Closing Date. Purchaser has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

5.03 No Breaches; Consents. The execution and delivery by Purchaser of this Agreement will not result in any breach of or default under any material contract to which Purchaser is a party. Subject to the Purchaser securing the Approval and except as would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Asset Purchase, no consent of or registration, declaration or filing with any governmental entity is required to be obtained or made by Purchaser to permit the consummation of the Asset Purchase.

5.04 Brokers. No agent, broker, investment banker or other firm or person other than Summit Capital Investment Group, LLC d/b/a The Business Exchange is or will be entitled to receive from Seller any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by Purchaser.

5.05 No Other Representations. Except for the representations contained in this Article 5, none of Purchaser or any other person on its behalf makes any express or implied representation or warranty with respect to Purchaser or with respect to any other information provided to Seller in connection with the transactions contemplated by this Agreement, and Seller acknowledges that Seller has not relied on any representation or warranty by any person in entering into this Agreement other than the representations and warranties set forth in this Article 5.

ARTICLE VI
COVENANTS

6.01 Interim Operations of Seller. Except as contemplated by this Agreement or as Purchaser may otherwise consent to in writing, during the period from the Effective Date to the Closing, Seller shall:

(a) Conduct the Business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use its best efforts to (i) preserve its business organization intact, (ii) keep available the services of the Transferring Employees, as defined in Section 6.06, upon their identification to Seller, and (iii) preserve the present business relationships of Seller with customers, suppliers and all other parties having business dealings with Seller;

(b) Maintain the Premises in substantially the same condition as they now are;

(c) Maintain the books, records and accounts of the Business in the usual, regular and ordinary manner, on a basis consistent with the past;

(d) Duly comply in all material respects with all Laws known to Seller to be applicable to Seller and the Business or the operations of either;

(e) Not merge with or into, consolidate, amalgamate or otherwise combine with, any other entity or change in any material respect the character of the Business;

(f) Neither, except in the ordinary course of business, (i) sell, transfer, mortgage, encumber, pledge or otherwise dispose of any of the Purchased Assets, nor (ii) acquire any material asset on behalf of the Business;

(g) Give Purchaser prompt written notice of any material damage to any of the Purchased Assets, and specify whether Seller intends to repair such material damage or replace the Purchased Asset;

(h) Notify Purchaser promptly of any fact which, if known on the Effective Date, would have been required to be set forth or disclosed herein or pursuant to this Agreement; provided, however, that Purchaser's receipt of information pursuant to this Section 6.01(h) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules;

(i) Not enter into any transaction or take any action which would result in any of the representations contained in this Agreement, or any document delivered to Purchaser pursuant hereto not being true and correct, at and as of the time immediately after such transaction has been entered into or such action has been taken, and at and as of the Closing Date;

(j) Not effect any amendment to PItS articles of incorporation or bylaws;

(k) Keep all insurance policies naming Seller as a beneficiary or loss-payable payee and covering the Purchased Assets in effect and pay all premiums with respect to such policies as and when due;

(l) Not increase in any manner the compensation payable or to become payable to any employee of Seller;

(m) Neither amend nor terminate any employee benefit plan of Seller, except as required by law or this Agreement;

(n) Not take any action to change Seller's accounting policies with respect to the Business as in effect at the end of Seller's last completed fiscal year;

(o) Not cease to operate the Business as a going concern;

(p) Not take any action or omit to take any action that is inconsistent with Seller's obligations under this Agreement;

(q) Not issue or grant to any Person the right to acquire any securities of Seller; or

(q) Not agree, commit or arrange to do any of the foregoing.

6.02 Apportionment. Seller shall be entitled to all income earned in or from the ownership or operation of the Business with respect to events occurring prior to the Closing Date, and Purchaser will be entitled to all income earned in or from the ownership or operation of the Business with respect to events occurring on or after the Closing Date. Each Party shall remit promptly to the other Party any payments received by such Partywhich rightfully belong to the other Party as provided in this Section 6.02.

6.03 Taxes. Seller shall be responsible for the timely payments of all sales and use, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to Seller in connection with the transactions effected pursuant to this Agreement. Seller shall prepare and timely file all tax returns required to be filed in respect of Transfer Taxes for which Seller is responsible and Purchaser shall prepare any such tax returns that are the primary responsibility of Purchaser under applicable Law.

6.04 Further Assurances; Recording Change in Title. Each Party covenants and agrees to cooperate with the other and take any and all reasonable steps to consummate the transactions contemplated by this Agreement, including but not limited to, executing documents and certificates, filing documents and advising third parties of the closing of the transactions contemplated by this Agreement. Mr. Gura agrees to cooperate with any reasonable request of Purchaser to properly document and record the changes of title under this Agreement.

6.05 Payments to Employees. In accordance with Seller's usual practice and in accordance with all applicable state and federal law concerning payments to employees, Seller shall remit payment for Seller's reasonable and customary obligations in the ordinary course of business to all of Seller's employees up to the Closing Date and shall provide evidence reasonably satisfactory to Purchaser that all of the obligations have been paid for all periods prior to and including the Closing Date. Notwithstanding the terms of any employee benefit plans to the contrary, Seller shall remit to each of its employees salary in the amount equal to such employee's accrued but unpaid vacation or sick pay as of the Closing Date.

6.06 Employees. Purchaser shall not contact Seller's employees regarding the terms of this transaction and the acquisition of the Purchased Assets by Purchaser without Seller's express consent. If, after discussion with Seller's employees Purchaser determines that it is in Purchaser's interest to employ any of Seller's existing employees, prior to the Closing, Purchaser shall provide Seller with the names of the employees of Seller to which Purchaser will extend offers of employment (the "Transferring Employees"). Seller shall terminate the employment of all other employees as of the Closing Date. Seller shall be solely responsible for, and shall pay, all amounts including wages, salaries, bonuses, commissions, vacation pay, and severance pay, if any, and all other employee benefits due to any or all of Seller's employees.

6.07 Covenants of Mr. Gura.

(a) Non-Competition; Non-Solicitation.

(i) For a period of two years commencing on the Closing Date (the "Restricted Period"), Mr. Gura shall notdirectly or indirectly, (i) engage in or assist others in engaging in any business in the food service industry (a "Restricted Business") in the counties of Barnstable, Dukes, Nantucket, Bristol and Plymouth (the "Territory"); (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of Seller and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, Nothing in this Agreement shall prohibit Mr. Gura from purchasing or owning less than five percent (5%) of the securities of any corporation which engages in a business substantially similar to the Business, provided that such ownership represents a passive investment and that Mr. Gura is not a controlling person of or a member of a group that controls, such corporation.

(ii) During the Restricted Period, Seller shall not hire or solicit any person who is offered employment by Buyer pursuant to Section 6.06 (a) or is or was employed in the Business during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.07(b) shall prevent Seller from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(iii) Seller acknowledges that a breach or threatened breach of this Section 6.07 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(iv) Seller acknowledges that the restrictions contained in this Section 6.07(a) are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.07(a) should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.07(a) and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(b) Training Period. Immediately following the Closing, Mr. Gura will be available by phone for consultations as to Purchaser's operation of the Business, for a period of thirty (30) calendar days (the "Transition Period"). Further, Mr. Gura will, during the Transition Period, be available to consult in-person, at 10 Water Street, Woods Hole, for a maximum of four (4) hours per day, from Monday through Friday, exclusive of weekends. The participation described in this Section post-Closing by Mr. Gura will be at no additional charge or cost to Purchaser.

(c) Assistance. Following the Closing, Mr. Gura shall provide to Purchaser all such assistance as Purchaser may reasonably request and furnish to Purchaser such documents as he may have in his possession as may be reasonably required by Purchaser to prepare audited

financial statements of the Business for periods prior to the Closing Date, including signing customary representation letter to the Purchaser's independent auditors. Mr. Gura agrees to respond promptly to any such request by Purchaser. The participation described in this Section post-Closing by Mr. Gura will be at no additional charge or cost to Purchaser.

(d) Mail Forwarding. Following the Closing, Mr. Gura shall forward to Purchaser promptly after receipt any mail, correspondence or other items he may receive relating the Business to the address for Purchaser set forth in the preamble of this Agreement.

6.08 Seller Name Change. Promptly after the Closing, Seller shall amend its articles of incorporation to change its corporate name.

6.09 Confidentiality. From and after the execution of this Agreement until the Closing, Seller shall, and shall cause its affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of his affiliates or their respective representatives; or (b) is lawfully acquired by Seller, any of his affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of his affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Purchaser in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

6.10 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

ARTICLE VII
CONDITIONS PRECEDENT

7.01 Conditions to Obligation of all Parties. The obligations of the Parties to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date:

(a) Governmental Approvals. Purchaser securing the Approval as provided for in Section 3.02, hereof.

(b) No Restraining Action. No Action before any Governmental Authority will be pending, no investigation by any Governmental Authority will have been commenced against

Purchaser seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

7.02 Conditions to Purchaser's Obligations. The obligation of Purchaser to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, except to the extent waived in writing by Purchaser:

(a) Agreements and Covenants. Seller shall have performed or complied in all material respects with all terms, conditions, agreements and covenants of this Agreement to be performed or complied with by it on or prior to the Closing Date, and Purchaser shall have received a certificate of the president of Seller to such effect dated as of the Closing Date.

(b) Board of Directors' and Shareholders' Approval. The board of directors and the shareholders of Seller shall have duly taken all action necessary to authorize the execution and delivery of this Agreement and the Collateral Documents, and the consummation of the transactions contemplated hereby and thereby. Seller shall have provided to Purchaser copies of resolutions duly adopted by Seller's shareholders and board of directors to such effect.

(c) Representations. The representations of Seller contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Purchaser shall have received a certificate of the president of Seller to such effect dated as of the Closing Date.

(d) Articles of Incorporation; Certificate of Existence. Purchaser shall have received (i) copies of Seller's Articles of Organization, as amended or restated, certified by the Secretary of the State of the Commonwealth of Massachusetts, (ii) a certificate of legal existence and good standing from the Secretary of the State for the Commonwealth of Massachusetts dated within two weeks of the Closing Date, (iii) a certificate of good standing and tax compliance for the Seller from the Massachusetts Department of Revenue; and (iv) a waiver of corporate excise tax lien for the Seller issued by the Massachusetts Department of Revenue pursuant to M.G.L. c. 62C sec. 51.

(e) Lease. The owner of the Premises and Purchaser shall have entered into the lease agreement for the premises known and numbered as 10 Water Street, Woods Hole, MA, which lease term shall commence as of the Closing Date and which shall be in form and substance reasonably acceptable to Purchaser.

(f) Liens. Seller shall have obtained releases of all liens encumbering the Purchased Assets which are listed on Schedule 4.08 Seller shall have delivered to Purchaser written evidence, in form satisfactory to Purchaser in its sole discretion, of the release of such Encumbrances. If the lien against any Purchased Asset is secured by multiple assets owned or controlled by the Seller or Mr. Gura, only liens specifically encumbering the Purchased Assts must be released at Closing.

(g) Approval. Purchaser shall have received the Approval and any other permits that are necessary for it to conduct the Business as conducted by Seller as of the Closing Date

(h) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(i) Officer's Certificate. Purchaser shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, (i) that each of the conditions set forth in Section 7.02(a) have been satisfied and (ii) certifying that the resolutions referred to in Section 7.02(b) are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby (the "Seller Closing Certificate").

7.03 Conditions to the Obligations of Seller. The obligations of Seller to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing, except to the extent waived in writing by Seller:

(a) Agreements and Covenants. Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Seller shall have received a certificate of the members of Purchaser to such effect dated as of the Closing Date.

ARTICLE VIII
CLOSING

8.01 Closing; Closing Date. The closing of the Asset Purchase (the "Closing") shall take place remotely via the exchange of documents , on or before April 29, 2022 (the "Closing Date") or at such other date and time as may be determined by the Parties. In the event that the Approval has not been secured by the Closing Date pursuant to the provisions of Section 3.02, the Parties shall work cooperatively to establish such extensions as may be reasonably necessary to extend the closing date provided that the Application has been submitted consistent with the requirements of Section 3.02 hereof.

8.02 Transactions to Be Effected at the Closing.

(a) Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser: (i) an executed warranty bill of sale substantially in the form of Schedule 8.02(a) (the "Bill of Sale"); (ii) an executed Intellectual Property Assignment Agreement in the form set forth of Exhibit A hereto and all such other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest

in Purchaser all right, title and interest of Seller in the Purchased Assets; (iii) the documents required under Section 7.02, (iv) proof of payment of all taxes, including sales and employee withholding tax through the Closing Date (which may be demonstrated through correspondence from Seller's third-party payroll company as to withholdings of employee earnings for taxes consistent with customary practice), and any tax clearance certificates, and (v) such other documents as are reasonably necessary to consummate the transactions contemplated hereby, duly executed by Seller where applicable.

(b) Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller the Outstanding Purchase Price and Inventory Price by wire transfer or attorney's IOLTA check drawn on a Massachusetts bank, at the election of the Purchaser, and such other documents as are reasonably necessary to consummate the transactions contemplated hereby.

(c) All actions and proceedings to be taken (or caused to be taken) and all documents to be executed and delivered (or caused to be executed and delivered) by the Parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously and no actions or proceedings shall be deemed taken nor any documents deemed executed or delivered until all have been taken, executed and delivered.

8.03 Closing Adjustments. One the Closing date, personal property taxes and miscellaneous items normally adjusted between purchasers and sellers shall be equitably proportioned and paid by and to the appropriate party.

8.04 Post-Closing Adjustments. Those adjustments described in Section 8.03 that are not determinable on the Closing Date shall be made promptly after the adjustments become determinable, by cash payments between the Parties.

ARTICLE IX
INDEMNITY; REMEDIES OF PURCHASER

9.01 Seller. Seller shall indemnify and defend Purchaser and its affiliates and representatives (collectively, the "Purchaser Indemnitees") against, and hold them harmless from any and all liability, obligation, Action, judgments, interest, awards, penalties, fines, cost, damage, loss or expense of any nature (including court costs and reasonable attorneys' fees) incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of or with respect to:

(a) any inaccuracy in or breach by Seller of any representation or warranty of Seller contained in this Agreement or in any Collateral Document or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or failure by Seller to perform any obligation, agreement or covenant to be performed by Seller under this Agreement, any other Collateral Document, or any schedule, certificate, or exhibit related thereto;

(c) any Excluded Asset or any Excluded Liability;

(d) any Third Party Claim based upon, resulting from, or arising out of the Business, operations, properties, assets, or obligations of Seller or any of its affiliates conducted, existing, or arising on or prior to the Closing Date. For purposes of this Agreement, "Third Party Claim" means notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement or a Representative of the foregoing.

9.02 Purchaser. Purchaser shall indemnify and defend Seller and its affiliates and representatives (collectively, the "Seller Indemnitees") against, and hold them harmless from any and all liability, obligation, Action, judgments, interest, awards, penalties, fines, cost, damage, loss or expense of any nature (including court costs and reasonable attorneys' fees) incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of or with respect to:

(a) any inaccuracy in or breach by Purchaser of any representation or warranty by Purchaser contained in this Agreement or failure by Purchaser to perform any obligation on or after the Closing Date as required by this Agreement,

(b) otherwise incurred or arising out of the operation of the Business after the Closing Date, including, without limitation, Purchaser's operation of the Business, except as otherwise provided in this Agreement or any other document or instrument delivered pursuant hereto.

9.03 Requests for Indemnity. As a condition of any indemnification required by Sections 9.01 or 9.02, any party on which a claim or demand is made as to which it claims indemnification herein (such party, the "indemnitee") shall give prompt written notice of each such claim or demand to the other party (such other party, the "indemnitor") and furnish the indemnitor with copies of all documents evidencing the same and, in the case of an Action by a third party, permit the indemnitor to take charge of the defense thereof subject to reasonable approval of counsel by the indemnitee and afford the indemnitor all cooperation reasonably requested by it in defending the claim, and further provided that the indemnitee shall have the right to employ counsel in any action arising out of such claim or demand and participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnitor unless the indemnitor: (a) does not assume such defense; or (b) specifically authorized the employment of such counsel. The indemnitor shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

9.04 Cumulative Remedies. The rights and remedies provided in this Section 9 are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE X
TERMINATION

10.01 Termination. This Agreement may be terminated prior to the Closing by written notice to the non-terminating party:

(a) by mutual written consent of Purchaser and Seller;

(b) by either Party, if any Action before any Governmental Authority is pending, or any investigation by any governmental authority has been commenced, against Purchaser, Seller, or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transaction contemplated hereby or questioning the legality or validity of any such transaction or seeking damages in connection with any such transaction;

(c) by Seller, if Seller is not then in material breach of any provision of this Agreement, and Purchaser has breached any material covenant or agreement set forth in this Agreement such that any condition to the obligations of Seller set forth in Section 7.03 would not be satisfied (a "Terminating Purchaser Breach") and such Terminating Purchaser Breach is not capable of being cured prior to the Closing;

(d) by Purchaser, if Purchaser is not then in material breach of any provision of this Agreement, and Seller shall have breached any covenant or agreement set forth in this Agreement such that any condition to the obligations of Purchaser set forth in Section 7.02 would not be satisfied (a "Terminating Seller Breach") and such Terminating Seller Breach is not capable of being cured prior to the Closing;

(e) by either Purchaser or Seller, if there shall be any Law or order which is final and nonappealable preventing the consummation of the transactions contemplated hereby, unless the party relying on such order has not complied with its obligations under this Agreement; and

(f) By Purchaser, if the Business ceases to be operated as a going concern before the Closing Date.

10.02 Effect of Termination. If the Purchaser shall fail to fulfill the Purchaser's obligations herein, all of the deposit money paid hereunder by the Purchaser shall be retained by the Seller as liquidated damages. This shall be Seller's sole and exclusive remedy at law or in equity for Purchaser's breach hereof. If Seller shall fail to fulfill the Seller's obligations herein, Purchaser shall have the right to: (i) demand the immediate return by Seller of the deposit money paid hereunder by the Purchaser or (ii) seek specific performance of this Agreement according to its terms.

ARTICLE XI
MISCELLANEOUS

11.01 Assignment. Neither party may assign its rights hereunder without the express written consent of the other party, which may be withheld in the sole discretion of the party from which consent is requested.

11.02 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been delivered upon receipt. Such notices shall be deemed sufficient if delivered personally or by confirmed facsimile or email, sent by recognized national overnight delivery service or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the receiving party at its address set forth in the preamble to this Agreement, or, in the case of delivery by email, to the email address of the Party's representative executing this Agreement on behalf of such Party as set forth on the signature page hereof, or to such other address or to such other person as any party hereto shall designate to the others for such purpose and in the manner set forth above.

11.03 Entire Agreement; No Modifications. This Agreement, the documents referred to herein, and the schedules attached hereto, which by this reference are hereby incorporated herein, contain the entire agreement between the Parties relating to the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby superseded. No amendment, modification, waiver, discharge or change of this Agreement shall be valid unless the same is in writing and signed by all of the Parties.

11.04 Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (exclusive of conflicts of laws principles).

11.05 Successors and Assigns. Subject to the restrictions on assignment and transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective executors, administrators, heirs, representatives, successors and permitted assigns.

11.06 Attorneys' Fees. In the event of any dispute between the Parties in connection with this Agreement or any proceeding to enforce any of its provisions, each party shall be responsible for its own attorney's fees.

11.07 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections refer to sections of this Agreement unless otherwise stated.

11.08 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties shall negotiate in good faith to modify this Agreement to preserve each Party's anticipated benefits under this Agreement.

11.09 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no Party (or its affiliates) shall, in any event, be liable to any other party (or its affiliates) for any consequential damages, including, but not limited to, loss of revenue or income,

cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

11.10 Failure or Indulgence Not Waiver; Remedies Cumulative; Specific Performance. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not alternative to or exclusive to, and not exclusive of, any rights or remedies otherwise available. Notwithstanding anything to the contrary contained herein and without limiting any other rights of Purchaser hereunder, whether in law or in equity, the parties hereto agree that Purchaser shall be entitled to the remedy of specific performance to enforce the obligations of Seller hereunder.

11.11 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Signatures may be delivered electronically with the same effect as delivery of original signatures.

11.12 Survival. The representations contained in Articles 4 and 5 shall survive until the expiration of the respective applicable statutes of limitation (or longer if specifically provided otherwise therein). The covenants and agreements contained herein shall survive the Closing Date indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

11.13 Storage. If Purchaser desires, Purchaser may occupy, under a separate Use and Occupancy Agreement, a portion of the garage space at 10 Middle Street, Woods Hole, MA (the "Garage") on such terms and conditions as are agreeable to Purchaser and the owner of the Garage for an occupancy fee of $1,000 per calendar month.

11.14. [Intentionally Omitted]

11.15 Right of First Refusal. Purchaser shall be granted the Right of First Refusal to purchase the premises at 10 Water Street, Woods Hole, Massachusetts at closing as more particularly described in the Right of First Refusal attached hereto as Schedule 11.15.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through duly authorized representatives as of the Effective Date.

SELLER:
PIE IN THE SKY, INC.

By: ______________________
Erik T. Gura
Its President and Treasurer, duly authorized
Email Address: etgura@aol.com

ERIK T. GURA, PERSONALLY

____

PURCHASER:
BTND IN, LLC

Kenneth Brimmer
____
By: Kenneth W. Brimmer
Its: Kwbrimmer@gmail.com
Email Address:
kbrimmer@itsburgertime.com

SCHEDULES

Schedule 1.01(c) FFE List

Tangible Personal Property

Probat After burner
Heater for ice melting sidewalk
Generak Generator
Refrigerator compressor
freezer compressor
4 Mini split units
Hood fan
Elevator
2 hi temp dishwashers
2 pots and pans sinks
3 sandwich bars
proof Box
5 rolling racks
4 Blogett convection ovens
4 Bakers bench
8 Ingredients bins
Gas griddle
gas range
2 60 qt Hobart Mixers
2 coffee brewers
3 coffee grinders
Espresso machine
4 Square register stations
4 Microwaves
Espresso grinder
3 handwash sinks
Refrigerated pastry case
2 Unrefrigerated wooden pastry case
4 benches
2 tables
Probat L 12 Coffee roaster
2 smoothie blenders
Ice cream freezer
2 tap arrays with 6 spouts each
Bar Refrigerator
6 teak outside tables
30 chairs
4 umbrellas
2 Bose radios
Airblade hand dryer
4 aircurtans
Meat slicer
Bread slicer
20 qt Mixer
5 qt Mixer
2 water heaters
Nitrogen Generator
2 grease traps
2 sump pumps
Walk in cooler

Walk in freezer
Glycol compressor for iced drink tap lines
2 ice machines
12 sections metro shelves
Office chair
Printer
Couch
Security system

Schedule 1.02(b) Exclusions from Assets Sold

None

Schedule 2.03 Allocation of Purchase Price

Equipment	$200,000
Noncompete	$50,000
Goodwill	$900,000

Schedule 4.06 Existing Liens and Encumbrances

None.

Schedule 4.07 Existing Contracts and Leases – NONE

Schedule 4.12(a)
Seller Intellectual Property- NONE

Schedule 4.19
Employees- NONE

Schedule 4.21
Suppliers- NONE

Schedule 7.02(e) Lease

See Lease executed by the parties for 10 Water Street, Woods Hole, MA dated May 11, 2022

Schedule 8.02(a) Bill of Sale

WARRANTY BILL OF SALE
ASSETS OF PIE IN THE SKY, INC.

WARRANTY BILL OF SALE, made this ____ day of _________, 2022 by PIE IN THE SKY, INC, a Massachusetts corporation with an address of 10 Middle Street, Woods Hole, Massachusetts 02543 (hereinafter referred to as "Seller") in favor of, BTND IN, LLC, an Indiana limited liability company with an address of 405 Main Avenue West, Suite 2D, West Fargo, ND 58078 (hereinafter referred to as "Buyer").

WHEREAS, Seller and Buyer have entered into an Agreement dated April __, 2022, regarding the sale of assets of a business commonly known as Pie in the Sky, which is located in Woods Hole, Falmouth, Massachusetts.

NOW THEREFORE, in consideration of ONE MILLION ONE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($1,150,000.00) paid by Buyer to Seller, the receipt of which is hereby acknowledged, Seller does hereby transfer, assign, set over and deliver to Buyer all of its right, title, and interest in and to the following with the allocation as specified herein:

1. Furniture, Fixtures and Equipment (the "Assets") $200,000
(See Exhibit A attached hereto and made a part hereof)

2. Goodwill $900,000

3. Non-competition Agreement $50,000

TOTAL:

$1,150,000

Seller warrants to Buyer that Seller is the true and lawful owner of said Assets and has lawful and full authority to sell and transfer the same, that the same are free and clear of all encumbrances, mortgages, liens, pledges, charges, restrictions or claims of any kind whatsoever.

Seller further warrants to the Buyer that there is no pending, or to Seller's knowledge, threatened claim of litigation against the Seller or involving any aspect of the assets hereby conveyed. Seller shall indemnify and hold Buyer harmless against and in respect to any claims, suits, litigation, claims, demands and/or liabilities which may hereafter be asserted against Buyer by virtue of Buyer's purchase of the Assets, any and all damages, deficiencies and/or expenses resulting from any breach of any warranty herein contained and any and all actions, suits, proceedings, demands, assessments, judgments, costs and other expenses, including reasonable attorney's fees therefor, incidental to any of the foregoing.

Seller assigns to Buyer any interest that it may have in the name, "Pie in the Sky". Seller agrees not to use the name "Pie in the Sky" as the name of any subsequent Seller venture.

Seller further warrants that Seller will hereafter do, execute, acknowledge and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, assignments, instruments of transfer, bills of sale or conveyances, which may be necessary or which may be deemed necessary by Buyer to vest in Buyer full and unencumbered title to the property hereby conveyed and transferred.

IN WITNESS WHEREOF, Seller has hereunto set its seal this date first above written.

PIE IN THE SKY, INC.

____

By: Erik T. Gura, President and
Treasurer
Hereunto Duly Authorized

[Exhibit A]
Asset List

Probat After burner
Heater for ice melting sidewalk
Generak Generator
Refrigerator compressor
freezer compressor
4 Mini split units
Hood fan
Elevator
2 hi temp dishwashers
2 pots and pans sinks
3 sandwich bars
proof Box
5 rolling racks
4 Blogett convection ovens
4 Bakers bench
8 Ingredients bins
Gas griddle
gas range
2 60 qt Hobart Mixers
2 coffee brewers
3 coffee grinders
Espresso machine
4 Square register stations
4 Microwaves
Espresso grinder
3 handwash sinks
Refrigerated pastry case
2 Unrefrigerated wooden pastry case
4 benches
2 tables
Probat L 12 Coffee roaster
2 smoothie blenders
Ice cream freezer
2 tap arrays with 6 spouts each
Bar Refrigerator
6 teak outside tables
30 chairs
4 umbrellas
2 Bose radios
Airblade hand dryer
4 aircurtans
Meat slicer
Bread slicer
20 qt Mixer
5 qt Mixer
2 water heaters
Nitrogen Generator
2 grease traps

2 sump pumps
Walk in cooler
Walk in freezer
Glycol compressor for iced drink tap lines
2 ice machines
12 sections metro shelves
Office chair
Printer
Couch
Security system

Schedule 11.15 Right of First Refusal

RIGHT OF FIRST REFUSAL

As of the ___ day of ________, 2022, for good and valuable consideration, receipt of which is hereby acknowledge by both parties hereto, **Martha Ertman, LLC**, a Massachusetts limited liability company having an address of 10 Middle Street, Woods Hole, Massachusetts 02543 and its successors, and assigns where the context so admits, ("Landlord") hereby grants and conveys to BTND IN, LLC, an Indiana limited liability company and its successors, and assigns where the context so admits ("Tenant"), a Right of First Refusal ("ROFR") in the herein described Premises on the following terms:

1. Tenant shall have the right of first refusal to purchase 10 Water Street, Woods Hole, Massachusetts, being more particularly described in the deed recorded with the Barnstable County Registry of Deeds at Book 19036, Page 302, further identified as Town of Falmouth Assessor's Parcel ID 51A 01 015 000 (the "Premises") and Landlord shall not consummate the sale of the Premises except as provided herein.

2. Provided that the Tenant is not in breach of the terms of the Lease executed by the parties hereto of even date herewith (the "Lease"), if at any time prior to the expiration of the last Extension Term, as defined in the Lease, Landlord shall receive a bona fide offer from a third person for the purchase of the Premises, which offer Landlord shall desire to accept (the "3rd Party Offer"), Landlord shall, prior to entering into an agreement with respect to such sale, promptly deliver to Tenant notice of its intention to accept such 3rd Party Offer along with a complete copy of such offer, and Tenant may, within thirty (30) calendar days after receipt of such notice, elect to purchase the Premises on the same terms as those set forth in such 3rd Party Offer, by providing a written notice of its election of exercise of this right to the Landlord (the "Election Notice"), which shall be accompanied by a form of purchase and sale agreement (the "P&S") in substantially similar form as that then presently in use by the Greater Boston Real Estate Board with terms identical in all material respects to those contained in the 3rd Party Offer; provided, however, that if any part of the consideration for the Premises contained in the 3rd Party Offer is in a form other than cash, then Tenant shall be entitled to deliver to Landlord a sum in cash equal to the fair market value of the non-cash consideration to be paid. The parties hereby agree to work in good faith to finalize the terms of the P&S and execute the same within ten (10) calendar days of Landlord's receipt of the Election Notice. If Tenant fails to timely send the Election Notice or elects not to purchase the Premises as provided herein, then Landlord shall have one hundred and twenty (120) days to sell the Premises to the person or entity that made the 3rd Party Offer on terms identical to those contained in the 3rd Party Offer. If such sale shall not have occurred within such one hundred and twenty-(120) day period, then the sale of the Premises shall once again be subject to the right of first refusal set forth in this agreement.

3. The terms of the P&S, when executed by Landlord and Tenant, shall be determinative as to terms of Tenant's right to purchase the Premises under this ROFR but shall, in all events, be materially identical to the 3rd Party Offer. If the Premises is not conveyed to Tenant according to the terms of the P&S as the result of a failure by Tenant to perform under the terms of the P&S (the "Tenant Default"), the RORF shall lapse, and be of no further force and effect.

4. Landlord and Tenant shall execute a form of notice of ROFR in the form attached hereto as Exhibit A, which Tenant may record with the Barnstable County Registry of Deeds (the "Notice of ROFR").

5. If at any time Tenant defaults under the Lease which default is not cured according to the terms of the Lease, or, if the P&S but concludes without conveyance of the Premises to Tenant as the result of a Tenant Default, Landlord may terminate this ROFR by written notice of termination of this ROFR to the Tenant, which notice of termination may be recorded by Landlord at the Barnstable County Registry of Deeds.

6. Notwithstanding the foregoing, Tenant's right of first refusal shall not apply or extend to any sales or transfers between Landlord and any affiliates in which the principal of the Landlord is the majority shareholder or interest holder, or, to any family trust created by or for the benefit of the principal of the Landlord, or, any transfer by Landlord to the heirs of the principal of Landlord.

7. Upon the completion of a purchase of the Premises by the Tenant, unless Tenant shall elect to have its leasehold and fee interests in the Premises not merge and to keep the Lease in effect, this Lease and all obligations and liabilities of Landlord and Tenant thereunder shall terminate, except for those obligations which by their terms survive the termination hereof.

IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto set their respective hands and corporate seal this ___ day of _________, 2022.

LANDLORD:
Martha Ertman, LLC

____
By: Erik T. Gura, Manager

TENANT:
BTND IN, LLC

____
By: Kenneth Brimmer
Its: Chief Financial Officer

Exhibit A

Notice of Right of First Refusal

Notice of a Right of First Refusal ("ROFR") on the herein described Premises is hereby given pursuant to the terms of an agreement between **Martha Ertman, LLC**, a Massachusetts limited liability company having an address of 10 Middle Street, Woods Hole, Massachusetts 02543 and its successors, and assigns where the context so admits, ("Landlord") and BTND IN, LLC and its successors, and assigns where the context so admits, of 405 Main Avenue West, Suite 2D, West Fargo, ND 58078 ("Tenant"), the particulars of which are as follows:

1. Date of Commencement of ROFR: May _____, 2022

2. Date of Expiration and Termination of ROFR: June 30, 2027, unless earlier notice of termination of the ROFR is recorded by the Landlord according to the terms of the ROFR between the parties, or, as extended commensurate with the term of the Lease, notice of which is filed herewith.

3. Premises: 10 Water Street, Woods Hole, Barnstable County, Massachusetts, being more fully described in a Deed recorded with the Barnstable County Registry of Deeds in 19036, Page 302.

4. Subordination: The Right of First Refusal and all rights of Tenant are and shall be subject and subordinate to any mortgages constituting a lien on the premises, regardless of the date of execution of the same.

[Signature Page Follows]

Property Address: 10 Water Street, Woods Hole, MA 02543

IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto set their respective hands and corporate seals this ___ day of _________ 2022.

LANDLORD:
Martha Ertman, LLC

____
By: Erik T. Gura, Manager

TENANT:
BTND IN, LLC

____
By: Kenneth Brimmer

Its: Chief Financial Officer

STATE OF ______________________

___________ County, ss

On this day of , 2022, before me, the undersigned notary public, personally appeared Kenneth Brimmer, proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver's license or other state or federal governmental document bearing a photographic image, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily for its stated purpose as Chief Financial Offider as the free act and voluntary act of BTND IN, LLC.

____
Notary Public

COMMONWEALTH OF MASSACHUSETTS

Barnstable County, ss

On this day of , 2022, before me, the undersigned notary public, personally appeared Erik T. Gura, manager of Martha Ertman, LLC, proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver's license or other state or federal governmental document bearing a photographic image, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily for its stated purpose as Manager as the free act and voluntary act of Martha Ertman, LLC.

____
Notary Public